[***] Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Exhibit 10.14

October 18, 2018

Joseph Stauffer

123 Opossum Road

Skillman, NJ 08558

Re:Separation and Consulting Agreement

Dear Joseph:

This letter sets forth the substance of your separation agreement (the “Agreement”) which Cara Therapeutics, Inc. (the “Company”) is offering to you to aid in your employment transition.

1.Separation.  Your last day of work with the Company and your employment termination date will be October 22, 2018 (the “Separation Date”).

2.Accrued Salary and Vacation.  On the next regular payroll date following the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings.  You will receive these payments regardless of whether or not you sign this Agreement.

3.Severance Benefits. If you execute and do not revoke this Agreement, the Company will provide you with the following Severance Benefits, which you and the Company agree will be in full accord and satisfaction of anything you could otherwise be eligible for under Section 5 of the Employment Agreement between you and the Company dated December 1, 2014 (the “Employment Agreement”):

a.The Company will provide enhanced vesting of your Options (as defined in Section 5), provided that you comply with the requirements of Section 5.

b.if you timely elect continued coverage under COBRA for yourself and your covered dependents under the Company’s group health plans following the Separation Date, and comply fully with your obligations hereunder, then the Company will reimburse, as

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October 18, 2018

and when due and as actually paid by you to the insurance carrier or COBRA administrator (as applicable), the premiums of your group health insurance COBRA continuation coverage, including coverage for your eligible dependents, until the earliest of (A) receipt by you of six (6) months of group health insurance COBRA continuation coverage, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the reimbursement of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then all payments and obligations under this clause will cease.  If you become eligible for coverage under another employer's group health plan or otherwise cease to be eligible for COBRA during the period provided in this clause, you must immediately notify the Company of such event, and all payments and obligations under this clause will cease.

c.The Company will offer you the Consulting Agreement attached as Exhibit A (the “Consulting Agreement”).  If you execute the Consulting Agreement on the Separation Date you will begin your consulting relationship effective immediately and you will be deemed to remain in continuous service for purposes of your Options and RSUs (each as defined in Section 5) while the Consulting Agreement remains in effect. If you then do not execute this Agreement, or execute but then revoke your acceptance of this Agreement, then the Consulting Agreement will automatically terminate, as described therein.

d.The Company will pay out a pro-rated potion of your 2018 bonus, subject to standard payroll deductions and withholdings within ten (10) days of the Effective Date of this Agreement.

4.Benefit Plans.

If you are currently participating in the Company’s group health insurance plans, your participation as an employee will end on the Separation Date.  Thereafter, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense.  Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.

If applicable, your participation in Employer-Sponsored Group Life Insurance and Short and Long Term Disability Insurance will cease as of the Separation Date.

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October 18, 2018

Deductions for the 401(k) Plan will end with your last regular paycheck if applicable.  You will receive information by mail concerning 401(k) plan rollover procedures should you be a participant in this program.

You have the right to continue your current Health Care Spending Account if you are participating in this program.  Enclosed is the information concerning how to continue this benefit.  Dependent Care Spending Accounts cannot be continued.

5.Stock Options and Restricted Stock Units.  During your employment you were granted options to purchase a total of 378,750 shares of the Company’s common stock (collectively, the “Options”) and one grant of restricted stock units with respect to a total of 11,779 shares of the Company’s common stock as set forth on attached Exhibit B (collectively, the “RSUs”), pursuant to the Company’s 2004 Stock Incentive Plan and the 2014 Equity Incentive Plan (collectively the “Plans”) and stock option agreements, restricted stock unit agreements and any other documents between you and the Company setting forth the terms of the Options and the RSUs (the “Equity Award Documents”).  If you timely return and do not revoke this fully signed Agreement to the Company, then:

a.an additional 50% of the unvested shares subject to the Options that would otherwise not be vested as of the Separation Date will be treated as vested and exercisable as of the Separation Date as shown on Exhibit B, such that an aggregate of 315,304 shares subject to the Options will be treated as vested and exercisable as of the Separation Date; and

b.the remaining unvested shares subject to the Options and the unvested RSUs as set forth on Exhibit B will continue to be eligible to vest following the Separation Date during the term of the Consulting Agreement in accordance with their terms, provided you timely execute the Consulting Agreement no later than the Separation Date, in accordance with the vesting schedules applicable to such Options as long as you remain in continuous service (as defined in the 2014 Plan) with the Company as a consultant pursuant to the terms of the Consulting Agreement.  For the avoidance of doubt, the vesting of the unvested shares subject to the RSUs will not be accelerated and none of such shares will be treated as vested as of the Separation Date.

Except as provided in this Agreement, all terms, conditions and limitations applicable to the Options and RSUs will remain in full force and effect pursuant to the applicable Plan and Equity Award Documents; provided however, you acknowledge that this Section 5 sets forth the full agreement between the parties as to the treatment of your Options and RSUs as of the Separation Date and that you are not entitled to any other options to purchase shares of the Company’s common stock or restricted stock units with respect to shares of the Company’s common stock.  The Company makes no representations or guarantees regarding the status of your Options as incentive stock options (ISOs).  You understand and agree that to the extent any Options granted as ISOs (i) are subject to accelerated vesting and become vested as of the

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Separation Date or (ii) are exercised with respect to any vested shares later than the date that is three (3) months following the Separation Date, your Options may be treated as NSOs for federal tax purposes, and you will be obligated to satisfy your tax obligations that arise when you exercise the Options.  No shares of the Company’s common stock will be issued to you in respect of (i) your exercise of any Options granted as ISOs that are no longer eligible to qualify as ISOs, (ii) your exercise of any Options granted as ISOs after the date that is three (3) months following the Separation Date, (iii) your exercise of any Options granted as NSOs, or (iv) the settlement of vested RSUs, in each case unless and until you satisfy the applicable tax obligations.  You acknowledge that the Company is not providing tax advice to you and that you have been advised by the Company to seek independent tax advice with respect to the exercise of the Options and settlement of the RSUs.

6.Other Compensation or Benefits.  You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date, including any severance under the Employment Agreement except as provided for in this Agreement.

7.Expense Reimbursements.  You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement.  The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.

8.Return of Company Property.  By the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).  Please coordinate return of Company property with Derek Chalmers.  This obligation does not extend to those documents and materials that would reasonably be expected to assist you in the provision of services under the Consulting Agreement.  Receipt of the Severance Benefits described in Section 3 of this Agreement is expressly conditioned upon return of all Company Property.

9.Proprietary Information and Post-Termination Obligations.  Both during and after your employment you acknowledge your continuing obligations under the Cara Therapeutics, Inc. At Will Employment, Confidential Information, Invention Assignment, And Arbitration Agreement (“Confidentiality Agreement”) not to use or disclose any confidential or proprietary information of the Company.  A copy of the Confidentiality Agreement is attached as Exhibit C.  If you have any doubts as to the scope of the restrictions in

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October 18, 2018

your agreement, you should contact Derek Chalmers immediately to assess your compliance.  As you know, the Company will enforce its contract rights.  Please familiarize yourself with the enclosed agreement which you signed.  Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

10.Confidentiality.  The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that:  (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

11.Non-Disparagement.  You agree not to disparage the Company, and the Company’s attorneys, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process.  The Company agrees not to disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation; provided that it may respond accurately and fully to any question, inquiry or request for information when required by legal process.  The Company’s obligation in this Section extends to those persons with knowledge of this provision.  Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

12.Release.  In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your

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October 18, 2018

spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”).  The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:

•

has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing, including but not limited to Section 5 of the November 2017 Employment Agreement between you and the Company (“Employment Agreement”);

•

has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: the Age Discrimination in Employment Act, as amended (“ADEA”); Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the Connecticut Fair Employment Practices Act; the Connecticut Family and Medical Leave Act; the Connecticut Whistleblower Law; the Connecticut Free Speech Law; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit

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October 18, 2018

Reporting Act; and the National Labor Relations Act;
•

has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel).

Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed and you are not releasing any right of indemnification you may have for any liabilities arising from your actions within the course and scope of your employment with the Company or within the course and scope of your role as an officer of the Company.  Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act.  You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement.  If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party.  This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

13.Your Acknowledgments and Affirmations/ Effective Date of Agreement.  You acknowledge that you are knowingly and voluntarily waiving and releasing any and all rights you may have under the ADEA, as amended.  You also acknowledge and agree that (i) the

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October 18, 2018

consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled, and (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim. You acknowledge upon signing this Agreement that you are not eligible for severance benefits under Section 5 of the Employment Agreement.  You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.  You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties.  You further affirm that you have no known workplace injuries or occupational diseases.  You acknowledge and affirm that you have not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law. You further acknowledge and affirm that you have been advised by this writing that:  (a) your waiver and release do not apply to any rights or Claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have been given twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier and if you do you will sign the Consideration Period waiver below); (d) you have seven (7) days following your execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired unexercised (the “Effective Date”), which shall be the eighth day after this Agreement is executed by you.

14.No Admission.  This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

15.Breach. You agree that upon any breach of this Agreement you will forfeit all amounts paid or owing to you under this Agreement.  Further, you acknowledge that it may be impossible to assess the damages caused by your violation of the terms of Sections 8, 9, 10 and 11of this Agreement and further agree that any threatened or actual violation or breach of those Sections of this Agreement will constitute immediate and irreparable injury to the Company.  You therefore agree that any such breach of this Agreement is a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the Company upon your breach of this Agreement, the Company shall be entitled to an injunction to prevent you from violating or breaching this Agreement.  You agree that if the Company is successful in whole or part in any legal or equitable action against you under this Agreement, you agree to pay

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all of the costs, including reasonable attorneys’ fees, incurred by the Company in enforcing the terms of this Agreement.

16.Miscellaneous.  This Agreement, including Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations, including the provisions of the Employment Agreement or any other agreement with the Company conferring severance by the Company.  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company.  This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable.  This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Connecticut as applied to contracts made and to be performed entirely within Connecticut.

If this Agreement is acceptable to you, please sign below and return the original to me on or before the date that is twenty-one (21) days after you receive this Agreement.

I wish you good luck in your future endeavors.

Sincerely,

Cara Therapeutics, Inc.

By:  /s/ Derek Chalmers, Ph.D., D.Sc.

Derek Chalmers, Ph.D., D.Sc.

President and Chief Executive Officer

Agreed to and Accepted:

/s/ Joseph Stauffer

Joseph Stauffer

Exhibit A – Consulting Agreement

Exhibit B – Options Schedule

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Joseph Stauffer

October 18, 2018

Exhibit C – Cara Therapeutics, Inc. At Will Employment, Confidential Information, Invention Assignment, And Arbitration Agreement

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Joseph Stauffer

October 18, 2018

CONSIDERATION PERIOD

I, Joseph Stauffer, understand that I have the right to take at least 21 days to consider whether to sign this Agreement, which I received on October 18, 2018.  If I elect to sign this Agreement before 21 days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the 21-day consideration period.

Agreed:

/s/ Joseph Stauffer

Signature

10/20/18

Date

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[***] Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Exhibit 10.14

Exhibit A

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) by and between Cara Therapeutics, Inc. (“Client”) and Joseph Stauffer, an individual (“Consultant”) is effective as of October 22, 2018, (the “Effective Date”).

RECITALS

WHEREAS the parties desire for the Client to engage Consultant to perform the services described herein and for Consultant to provide such services on the terms and conditions described herein; and

WHEREAS, the parties desire to use Consultant’s independent skill and expertise pursuant to this Agreement as an independent contractor;

NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.Engagement of Services.  Consultant agrees to provide consulting services to include, among other things, transition services and other services upon request of the Chief Executive Officer (“Executive”) of the Client.  Those services shall initially include, but not be limited to: (1) [***]. Consultant agrees to exercise the highest degree of professionalism and utilize his expertise and creative talents in performing these services. Consultant agrees to make himself available to perform such consulting services throughout the Consulting Period, for approximately twenty (20) to forty (40) hours per week throughout the Consulting Period, and to be reasonably available to meet with the Client at its offices or otherwise.

2.Compensation.

a.In consideration for the services rendered pursuant to this Agreement and for the assignment of certain of Consultant’s right, title and interest pursuant hereto, Client will pay Consultant a consulting fee of $36,600 per month.  Following the completion of a month, Consultant will submit an invoice for the consulting fee. The Client will pay the amount due the Consultant within thirty (30) days after receipt of Consultant’s monthly invoice.

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b.All matters of vesting and exercisability of Consultant’s options shall be as governed by Section 5 of the Separation Agreement and the terms of the applicable Equity Plan and the terms of any equity plan or award agreement.

3.Ownership of Work Product.  Consultant hereby irrevocably assigns, grants and conveys to Client all right, title and interest now existing or that may exist in the future in and to any document, development, work product, know-how, design, processes, invention, technique, trade secret, or idea, and all intellectual property rights related thereto, that is created by Consultant, to which Consultant contributes, or which relates to Consultant’s services provided pursuant to this Agreement (the “Work Product”), including all copyrights, trademarks and other intellectual property rights (including but not limited to patent rights) relating thereto.  Consultant agrees that any and all Work Product shall be and remain the property of Client. Consultant will immediately disclose to the Client all Work Product.  Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment.  In the event that Consultant does not, for any reason, execute such documents within a reasonable time of Client’s request, Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest.  Consultant shall not attempt to register any works created by Consultant pursuant to this Agreement at the U.S. Copyright Office, the U.S. Patent & Trademark Office, or any foreign copyright, patent, or trademark registry.  Consultant retains no rights in the Work Product and agrees not to challenge Client’s ownership of the rights embodied in the Work Product.  Consultant further agrees to assist Client in every proper way to enforce Client’s rights relating to the Work Product in any and all countries, including, but not limited to, executing, verifying and delivering such documents and performing such other acts (including appearing as a witness) as Client may reasonably request for use in obtaining, perfecting, evidencing, sustaining and enforcing Client’s rights relating to the Work Product.

4.Artist’s, Moral, and Other Rights.  If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product which cannot be assigned (the “Non-Assignable Rights”), Consultant agrees to waive enforcement worldwide of such rights against Client. In the event that Consultant has any such rights that cannot be assigned or waived Consultant hereby grants to Client a royalty-free, paid-up, exclusive, worldwide, irrevocable, perpetual license under the Non-Assignable Rights to (i) use, make, sell, offer to sell, have made, and further sublicense the Work Product, and (ii) reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed.

5.Representations and Warranties.  Consultant represents and warrants that: (a) Consultant has the full right and authority to enter into this Agreement and perform his obligations hereunder; (b) Consultant has the right and unrestricted ability to assign the Work Product to Client as set forth in Sections 3 and 4 (including without limitation the right to assign any Work Product created by Consultant’s employees or contractors); (c) the Work Product has not heretofore been published in its entirety; and (d) the Work Product will not infringe upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any

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person, whether contractual, statutory or common law.  Consultant agrees to indemnify Client from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 5.

6.Independent Contractor Relationship.  Consultant is an independent contractor and not an employee of the Client.  Nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.  The manner and means by which Consultant chooses to complete the consulting services are in Consultant’s sole discretion and control.  In completing the consulting services, Consultant agrees to provide his own equipment, tools and other materials at his own expense.  Consultant is not authorized to represent that he is an agent, employee, or legal representative of the Client.  Consultant is not authorized to make any representation, contract, or commitment on behalf of Client or incur any liabilities or obligations of any kind in the name of or on behalf of the Client.  Consultant shall be free at all times to arrange the time and manner of performance of the consulting services.  Consultant is not required to maintain any schedule of duties or assignments.  Consultant is also not required to provide reports to the Client.  In addition to all other obligations contained herein, Consultant agrees:  (a) to proceed with diligence and promptness and hereby warrants that such services shall be performed in accordance with the highest professional standards in the field to the satisfaction of the Client; and (b) to comply, at Consultant’s own expense, with the provisions of all state, local, and federal laws, regulations, ordinances, requirements and codes which are applicable to the performance of the services hereunder.

7.Consultant’s Responsibilities.  As an independent contractor, the mode, manner, method and means used by Consultant in the performance of services shall be of Consultant’s selection and under the sole control and direction of Consultant.  Consultant shall be responsible for all risks incurred in the operation of Consultant’s business and shall enjoy all the benefits thereof.  Any persons employed by or subcontracting with Consultant to perform any part of Consultant’s obligations hereunder shall be under the sole control and direction of Consultant and Consultant shall be solely responsible for all liabilities and expenses thereof.  The Client shall have no right or authority with respect to the selection, control, direction, or compensation of such persons.

8.Tax Treatment. Consultant and the Client agree that the Client will treat Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status.  Consultant agrees, as an independent contractor, that neither he nor his employees are entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant, or any employee of Consultant, is injured in any manner while performing obligations under this Agreement.  Consultant will be solely responsible to pay any and all local, state, and/or federal income, social security and unemployment taxes for Consultant and his employees.  The Client will not withhold any taxes or prepare W-2 Forms for Consultant, but will provide Consultant with a Form 1099, if required by law.  Consultant is solely responsible for, and will timely file all tax returns and payments required to be filed with, or made to, any federal, state or local tax

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authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement, except as provided herein.  No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes.  Client will regularly report amounts paid to Consultant with the appropriate taxing authorities, as required by law.

9.No Employee Benefits.  Subject to Consultant’s ability to receive reimbursements from Client for COBRA per Section 3(b) of the Separation Agreement, Consultant acknowledges and agrees that neither he nor anyone acting on his behalf shall receive any employee benefits of any kind from the Client.  Consultant (and Consultant’s agents, employees, and subcontractors) is excluded from participating in any fringe benefit plans or programs as a result of the performance of services under this Agreement, without regard to Consultant’s independent contractor status.  In addition, Consultant (on behalf of himself and on behalf of Consultant’s agents, employees, and contractors) waives any and all rights, if any, to participation in any of the Client’s fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefit(s) provided by the Client to its employees.

10.Expenses and Liabilities.  Consultant agrees that as an independent contractor, he is solely responsible for all expenses (and profits/losses) he incurs in connection with the performance of services, except for reasonable expenses relating to hotel and travel costs related to services hereunder which the Company shall reimburse in accordance with its expense reimbursement practices upon receipt of documentation of such incurred expenses.  Consultant understands that he will not be reimbursed for any supplies, equipment, or operating costs, nor will these costs of doing business be defrayed in any way by the Client.  In addition, the Client does not guarantee to Consultant that fees derived from Consultant’s business will exceed Consultant’s costs.

11.Non-Exclusivity.  The Client reserves the right to engage other consultants to perform services, without giving Consultant a right of first refusal or any other exclusive rights.  Consultant reserves the right to perform services for other persons, provided that the performance of such services do not conflict or interfere with services provided pursuant to or obligations under this Agreement.

12.No Conflict of Interest.  During the term of this Agreement, unless written permission is given by the Executive, Consultant will not accept work, enter into a contract, or provide services to any third party that provides products or services which compete with the products or services provided by the Client nor may Consultant enter into any agreement or perform any services which would conflict or interfere with the services provided pursuant to or the obligations under this Agreement.  Consultant warrants that there is no other contract or duty on his part that prevents or impedes Consultant’s performance under this Agreement.  Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.

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13.Confidential Information.  Consultant agrees to hold Client’s Confidential Information (as defined below) in strict confidence and not to disclose such Confidential Information to any third parties.  Consultant also agrees not to use any of Client’s Confidential Information for any purpose other than performance of Consultant’s services hereunder.  “Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant, or otherwise, regarding Client or its business obtained by Consultant pursuant to services provided under this Agreement that is not generally known in the Client’s trade or industry and shall include, without limitation, (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) any information regarding the skills and compensation of employees, contractors or other agents of the Client or its subsidiaries or affiliates.  Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business.  Consultant’s obligations set forth in this Section shall not apply with respect to any portion of the Confidential Information that Consultant can document by competent proof that such portion: (i) is in the public domain through no fault of Consultant; (ii) has been rightfully independently communicated to Consultant free of any obligation of confidence; or (iii) was developed by Consultant independently of and without reference to any information communicated to Consultant by Client.  In addition, Consultant may disclose Client’s Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law.  All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers.  Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of such Confidential Information.  Consultant’s duty of confidentiality under this Agreement does not amend or abrogate in any manner Consultant’s continuing duties under any prior agreement between Consultant and Client.

14.Term and Termination.

14.1Term. The term of this Agreement and the “Initial Term” is for nine (9) months from the Effective Date set forth above, unless earlier terminated as provided in this Agreement. After the Initial Term, the Company may elect to renew the Agreement for successive one-month periods (each a “Renewal Term”) by agreeing to the renewal in a writing signed by both the Client and the Consultant, or his designee, at least three (3) days prior to the expiration of the Initial Term or Renewal Term, as applicable. The parties expressly agree that designation of the Initial Term and Renewal Terms in this Agreement does not in any way limit the right of the parties to terminate this Agreement as provided in Section 14.2 below.  Reference herein to the Consulting Period shall refer both to the Initial Term and any Renewal Term as the context requires.

14.2Termination.

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(a)Automatic Termination.  If Consultant fails to execute the Separation Agreement within twenty-one (21) days of receipt, then this Agreement will automatically terminate effective at the end of the twenty-first day following Consultant’s receipt of the Separation Agreement.  If Consultant revokes his acceptance of the Separation Agreement within seven (7) days after executing the Retirement and Separation Agreement, then this Agreement will automatically terminate on the day of such revocation.

(b)Termination upon Notice.  After ninety (90) days from the Effective Date, either party may terminate this Agreement for any reason, or no reason, upon thirty (30) days’ advance written notice.

(c)Termination upon Breach.  The Client may terminate this Agreement before its expiration immediately if the Consultant materially breaches the Agreement. The parties agree that a “Material Breach” by Consultant shall occur if he: (i) fails to abide by any recognized professional standard, including any ethical standard; (ii) fails to provide services as reasonably requested by the Executive; (iii) secures other full-time employment that prohibits his ability to provide services to the Client; (iv) breaches any other material obligations of this Agreement; or (v) violates local, state, or federal laws.

14.3Effect of Termination.  Upon any termination or expiration of this Agreement, Consultant (i) shall immediately discontinue all use of Client’s Confidential Information delivered under this Agreement; (ii) shall delete any such Client Confidential Information from Consultant’s computer storage or any other media, including, but not limited to, online and off-line libraries; and (iii) shall return to Client, or, at Client’s option, destroy, all copies of such Confidential Information then in Consultant’s possession.  In the event the Client terminates this Agreement, or if Consultant terminates this Agreement, Consultant will not receive any additional consulting fees or other compensation for services performed after the date of termination.

14.4Survival.  The rights and obligations contained in Sections 3-6, 8-9, 12, 13.3, 13.4, and 15-21 will survive any termination or expiration of this Agreement.

15.Successors and Assigns.  Consultant may not subcontract or otherwise delegate his obligations under this Agreement without Client’s prior written consent.  Client may assign this Agreement. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s subcontractors or delegatees.

16.Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by overnight courier upon written verification of receipt; or (ii) by telecopy, email, or facsimile transmission upon acknowledgment of receipt of electronic transmission.  Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

17.Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Connecticut, as such laws are applied to agreements entered into and to be performed entirely within Connecticut between Connecticut residents.  Any suit involving this Agreement

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shall be brought in a court sitting in Connecticut.  The parties agree that venue shall be proper in such courts, and that such courts will have personal jurisdiction over them.

18.Severability.  Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

19.Waiver.  The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

20.Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate and attorneys’ fees).

21.Entire Agreement.  This Agreement and the Separation Agreement constitutes the entire understanding of the parties relating to the subject matter and supersedes any previous oral or written communications, representations, understanding, or agreement between the parties concerning such subject matter; provided however, if the parties have entered into any separate agreements governing the previous employment relationship between the parties, then such agreements may have provisions that survive the termination of Consultant’s relationship with Client under this Agreement, may be amended or superseded without regard to this Agreement, and are enforceable according to their terms without regard to the enforcement provision of this Agreement.  This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by Consultant and the Client.

In Witness Whereof, the parties have executed this Agreement effective as of the date first written above.

Cara Therapeutics, Inc.

By:  /s/ Derek Chalmers, Ph.D., D.Sc.

Derek Chalmers, Ph.D., D.Sc.

President and Chief Executive Officer

Agreed to and Accepted:

/s/ Joseph Stauffer

Joseph Stauffer

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[***] Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Exhibit 10.14

Exhibit B

Outstanding Options as of Separation Date

Grant Date	Number of shares granted	Exercise price	Granted as ISO or NSO	Shares Vested as of Separation Date (inclusive of 50% accelerated vesting)	Option Grant Eligible to Vest During Consulting Term[1]
12/1/2014	45,764	$8.74	ISO	45,764	No—fully vested
12/1/2014	134,236	$8.74	NSO	134,236	No—fully vested
3/30/2016	20,625	$6.00	ISO	20,625	No—fully vested
3/30/2016	45,375	$6.00	NSO	45,375	No—fully vested
3/8/2017	9,067	$17.41	ISO	9,067	No—fully vested
3/8/2017	65,933	$17.41	NSO	51,816	Yes—14,117 shares unvested
3/9/2018	4,906	$14.39	ISO	0	Yes—4,906 shares unvested
3/9/2018	52,844	$14.39	NSO	8,421	Yes—44,423 shares unvested
Total				315,304

Outstanding RSUs as of Separation Date

Grant Date	Number of RSU shares granted	RSU Shares Vested as of Separation Date	RSU Shares Eligible to Vest During Consulting Term[1]
9/5/2018	11,779	0	11,779
Total		0

[1]

Shares will be eligible to continue to vest in accordance with the Plans and applicable stock option agreements and restricted stock agreements while you remain in continuous service with the Company, as determined pursuant to the applicable Plans.  Vesting will cease immediately upon you no longer being in continuous service with the Company.  For the avoidance of doubt, the vesting of no RSU shares will be accelerated upon your Separation Date.

B-1

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Exhibit C

CARA THERAPEUTICS, INC.

AT WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT,

AND ARBITRATION AGREEMENT

As a condition of my employment with Cara Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.At-Will Employment.

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

2.	Confidential Information.

A.Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company, except under a nondisclosure agreement duly authorized and executed by the Company. I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

B.Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such

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employer, person or entity.

C.Third Party Information.  I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3.	Inventions.

A.Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or service a Prior Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

B.Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

C.Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

D.Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records

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will be available to and remain the sole property of the Company at all times.

E.Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

4.	Conflicting Employment.

I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation or consulting directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

5.Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3.D. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

6.Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7.Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

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8.Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

9.Representations.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

10.	Arbitration and Equitable Relief.

A.Arbitration.  IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE) ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT OR ANY CLAIMS ARISING OUT OF ANY FEDERAL, STATE OR LOCAL ANTI- DISCRIMINATION STATUTE, SHALL BE SUBJECT TO BINDING ARBITRATION. THE DEMAND FOR ARBITRATION SHALL BE MADE WITHIN A REASONABLE TIME AFTER THE CLAIM, DISPUTE OR OTHER MATTER IN QUESTION HAS ARISEN, AND IN ANY EVENT SHALL NOT BE MADE AFTER THE DATE WHEN INSTITUTION OF LEGAL OR EQUITABLE PROCEEDINGS, BASED ON SUCH CLAIM, DISPUTE OR OTHER MATTER IN QUESTION, WOULD BE BARRED BY THE APPLICABLE STATUTE OF LIMITATIONS. THE PLACE OF ARBITRATION SHALL BE NEW YORK, NEW YORK.

B.Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES, INCLUDING ATTORNEYS’ FEES AND COSTS, AVAILABLE UNDER APPLICABLE LAW. I UNDERSTAND THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT I SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION I INITIATE.

C.Remedy. EXCEPT AS PROVIDED BY THIS AGREEMENT,

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ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW WHICH THE COMPANY HAS NOT ADOPTED.

D.Availability of Injunctive Relief. I AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION OR NONSOLICITATION.  I UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS FEES.

E.Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

F.Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

11.	General Provisions.

A.Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Connecticut. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Connecticut for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

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B.Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President of the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

C.Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

D.Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:

Signature

Name of Employee (typed or printed)

Witness:

Signature

Name (typed or printed)

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Exhibit A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

         No inventions or improvements

         Additional Sheets Attached

Signature of Employee:	Print Name of Employee: Date:

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Exhibit B

CARA THERAPEUTICS, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Cara Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment, Confidential Information, Invention Assignment and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not solicit, induce, recruit or encourage any of the Company’s employees to leave their employment.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

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Exhibit C

CARA THERAPEUTICS, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of Cara Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1.Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information, Invention Assignment and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2.Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.	Initiating or approving any form of personal or social harassment of employees.

6.Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.	Borrowing from or lending to employees, customers or suppliers.

8.	Acquiring real estate of interest to the Company.

9.Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

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11.	Making any unlawful agreement with distributors with respect to prices.

12.Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13.	Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

[***] Confidential Treatment Requested